Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER INC. REPORTS FISCAL 2018 THIRD-QUARTER RESULTS

CHARLOTTE, NC, May 7, 2018 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2018 third quarter ended March 31, 2018.

Q3 2018 Highlights:

•	Net revenue increased 12% to $425.3 million from the same period last year; Supply Chain Services segment revenue rose 16% to $330.7 million and Performance Services segment revenue was unchanged at $94.6 million.

•	Net income rose 7% to $76.5 million from the same period a year ago. After non-cash adjustments to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period, diluted earnings per share reflected a loss of $1.93 compared with a loss of $1.60 the prior year.

•	Non-GAAP adjusted EBITDA* of $142.2 million increased 4% from the same period last year.

•	Non-GAAP adjusted fully distributed net income* increased 24% to $90.6 million, representing $0.67 per diluted share, an increase of 29% over $0.52 per diluted share from a year ago.

•	Fiscal 2018 guidance has been updated to reflect expectations of increased consolidated net revenue, increased Supply Chain Services revenue, a decrease in the Performance Services revenue range and tightening of the previous ranges for consolidated non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share.

•	On May 4, 2018, Premier’s board of directors approved the repurchase of up to $250 million of the company’s Class A common stock during fiscal 2019.

*	Descriptions of non-GAAP adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Financial Measures,” and reconciliations to GAAP financial measures are provided in the tables at the end of this release.

“Our fiscal third-quarter performance reflects continuing consolidated revenue and profitability growth, as well as strong cash flow generation, with non-GAAP free cash flow approximating 82% of non-GAAP adjusted EBITDA for the quarter,” said Susan DeVore, president and chief executive officer. “Revenue growth was driven by our Supply Chain Services segment, where our products revenue exceeded management expectations and net administrative fees revenue performed in line with expectations. Our Performance Services segment results reflect the continuation of a challenging market environment in addition to slower-than-anticipated growth in our seasonal ambulatory regulatory reporting business.

“Looking forward to the fourth quarter, in Supply Chain Services we continue to anticipate steady net administrative fees revenue growth and stronger-than-previously-expected revenue growth in our products business,” DeVore said. “In Performance Services, we believe lingering regulatory uncertainty continues to impact health system decision making processes and is impacting us more than previously

Premier, Inc. FY’18 Q3 Results

anticipated, delaying some buying decisions and projects across our technology and consulting services businesses. We continue to believe Premier remains uniquely well positioned to help our nation’s health systems reduce cost and improve quality and safety while continuing their journey to value-based care in this dynamically evolving healthcare environment.

“As part of our ongoing effort to deliver value to stockholders, I am pleased to report that our board of directors has approved the repurchase of $250 million of Class A common stock during fiscal 2019, following our previous $200 million Class A common stock repurchase program, which we completed in the third quarter,” DeVore said. “Going forward, we will continue to focus on long-term stockholder value as we consider the most appropriate approaches for use of capital to optimize the performance of our existing businesses, explore new growth opportunities within our evolving strategy and generate return for stockholders.”

Results of Operations for the Third Quarter of Fiscal 2018

Consolidated Third-Quarter Financial Highlights

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands, except per share data)	2018	2017	% Change	2018	2017	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$161,612	$143,915	12%	$471,946	$398,962	18%
Other services and support	2,899	3,116	(7)%	8,470	5,962	42%

Services	164,511	147,031	12%	480,416	404,924	19%
Products	166,234	138,132	20%	480,997	386,639	24%

Total Supply Chain Services (a)	330,745	285,163	16%	961,413	791,563	21%
Performance Services (a)	94,593	94,640	—%	265,887	260,012	2%

Total (a)	$425,338	$379,803	12%	$1,227,300	$1,051,575	17%

Net income	$76,549	$71,338	7%	$156,934	$375,617	(58)%
Net income attributable to stockholders	$(103,537)	$(80,601)	28%	$514,093	$389,976	32%
Adjusted net income (loss) (b)	$(103,537)	$(80,601)	28%	$(115,888)	$314,314	(137)%
Weighted average shares outstanding:
Basic	53,529	50,525	6%	53,885	49,051	10%
Diluted	53,529	50,525	6%	138,254	141,372	(2)%
Earnings (loss) per share attributable to stockholders:
Basic	$(1.93)	$(1.60)	21%	$9.54	$7.95	20%
Diluted (b)	$(1.93)	$(1.60)	21%	$(0.84)	$2.22	(138)%

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$135,265	$127,898	6%	$392,930	$364,224	8%
Performance Services	36,715	36,535	—%	85,865	87,449	(2)%

Total segment adjusted EBITDA	171,980	164,433	5%	478,795	451,673	6%
Corporate	(29,741)	(27,709)	(7)%	(83,844)	(82,167)	(2)%

Total (a)	$142,239	$136,724	4%	$394,951	$369,506	7%

Adjusted fully distributed net income (c)	$90,590	$72,959	24%	$222,284	$197,129	13%

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.67	$0.52	29%	$1.61	$1.39	16%

(a)	Bolded measures correspond to company guidance.
(b)	Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive.
(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

Premier, Inc. FY’18 Q3 Results

For the fiscal third-quarter ended March 31, 2018, Premier generated net revenue of $425.3 million, an increase of 12% from net revenue of $379.8 million for the same period a year ago.

Net income for the fiscal third-quarter increased 7% to $76.5 million from $71.3 million for the same period a year ago. In accordance with GAAP, fiscal 2018 and 2017 third-quarter net income attributable to stockholders included non-cash adjustments of $(127.0) million and $(100.5) million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common shares and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported a net loss attributable to stockholders of $103.5 million, compared with net loss of $80.6 million for the same period a year ago. The third-quarter net loss per diluted share of $1.93 compared with a net loss of $1.60 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Fiscal third-quarter non-GAAP adjusted EBITDA of $142.2 million increased 4% from $136.7 million for the same period the prior year. The growth was driven by an increase in net administrative fees revenue primarily resulting from the Innovatix and Essensa businesses, partially offset by $5.1 million in severance costs related to the personnel adjustments that included a reduction in force that occurred in February.

Non-GAAP adjusted fully distributed net income for the fiscal third quarter increased to $90.6 million from $73.0 million for the same period a year ago. Adjusted fully distributed earnings per share increased 29% to $0.67 from $0.52 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

Supply Chain Services

For the fiscal third-quarter ended March 31, 2018, the Supply Chain Services segment generated net revenue of $330.7 million, an increase of 16% from $285.2 million a year ago. The revenue increase was driven by growth in the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $161.6 million increased 12% from a year ago, driven by contributions from the Innovatix and Essensa businesses and further contract penetration of our existing members. Innovatix and Essensa were acquired in December 2016, however, during the fiscal 2017 third-quarter the businesses contributed $11.6 million in net administrative fees revenue related to cash received post-acquisition for member purchases that occurred prior to acquisition. As a result, these cash collections were unable to be recognized as GAAP revenue under purchase accounting rules. Legacy year-over-year net administrative fees revenue increased 5% in the third quarter from a year ago, supported by improved patient utilization trends. Product revenues of $166.2 million increased 20% from $138.1 million a year ago, attributable to growth from both the integrated pharmacy and direct sourcing businesses.

Supply Chain Services segment non-GAAP adjusted EBITDA of $135.3 million for the fiscal 2018 third-quarter increased 6% from $127.9 million for the same period a year ago. The increase primarily reflects net administrative fees revenue growth.

Premier, Inc. FY’18 Q3 Results

Performance Services

For the fiscal third-quarter ended March 31, 2018, the Performance Services segment generated net revenue of $94.6 million, unchanged from the same quarter last year. The technology services business experienced growth in the areas of applied sciences and cost management solutions. These were primarily offset by a decrease in ambulatory regulatory reporting revenue resulting from a larger-than-expected reduction in participation of smaller physician groups that were exempted from reporting requirements this year. Consulting services revenue was relatively flat when compared to the same period a year ago, due to lower-than-expected revenue based partly on timing of revenue recognition related to performance-based engagements and to delayed health system decision making, which management believes is related to continuing regulatory uncertainty impacting the marketplace.

Performance Services segment non-GAAP adjusted EBITDA of $36.7 million for the fiscal 2018 third-quarter increased slightly from $36.5 million for the same quarter last year, reflecting the impact of severance costs related to the personnel adjustments that included a reduction in force that occurred in February.

Results of Operations for the Nine Months Ended March 31, 2018

For the nine months ended March 31, 2018, Premier generated net revenue of $1.23 billion, a 17% increase from net revenue of $1.05 billion for the same period a year ago.

Net income for the nine-month period totaled $156.9 million, compared with $375.6 million for the same period a year ago. Fiscal 2018 and 2017 nine-month net income attributable to stockholders required non-cash adjustments of $511.3 million and $296.6 million, respectively, to reflect changes in redemption value of the limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments based on the changes in stock price, and after a one-time re-measurement of deferred taxes resulting from the Tax Cuts and Jobs Act, which negatively impacted net income, the company reported a net loss attributable to stockholders of $0.84 per diluted share, compared with a net income attributable to stockholders of $2.22 per diluted share a year ago. (See income statement in the tables section of this press release.)

For the nine months ended March 31, 2018, non-GAAP adjusted EBITDA of $395.0 million increased 7% from $369.5 million for the same period last year. Non-GAAP adjusted fully distributed net income for the nine months rose 13% to $222.3 million from $197.1 million a year ago, representing $1.61 per diluted share, a 16% increase from $1.39.

Supply Chain Services segment net revenue for the nine months ended March 31, 2018 increased 21% to $961.4 million from $791.6 million a year earlier. Supply Chain Services segment adjusted EBITDA increased 8% to $392.9 million from $364.2 million for the prior year.

Performance Services segment net revenue for the nine months ended March 31, 2018 increased 2% to $265.9 million from $260.0 million a year earlier, while segment adjusted EBITDA decreased 2% to $85.9 million from $87.4 million.

Premier, Inc. FY’18 Q3 Results

Cash Flows and Liquidity

Cash provided by operating activities was $369.7 million for the nine-month period ended March 31, 2018, compared with $274.2 million for the same period last year. The increase in cash flow from operations primarily results from the increase in net administrative fees revenue and decreased working capital needs. At March 31, 2018, the company’s cash and cash equivalents totaled $149.4 million, compared with $156.7 million at June 30, 2017. At March 31, 2018, the company had an outstanding balance of $200.0 million on its five-year $750.0 million revolving credit facility.

As of March 31, 2018, the company had completed the $200.0 million Class A common stock repurchase plan announced on Oct. 31, 2017, which authorized shares to be repurchased through June 30, 2018. This resulted in the aggregate repurchase of approximately 6.4 million shares of Class A common stock at an average price of $31.16 per share. The stock repurchase plan is expected to impact non-GAAP adjusted fully distributed earnings per share by approximately $0.05 per share for the full fiscal year.

Non-GAAP free cash flow for the nine months ended March 31, 2018 was $238.4 million compared with $155.0 million for the same period a year ago. The increase was primarily driven by the same factors driving the growth in cash flow from operations. (See free cash flow definition in “Use and Definitions of Non-GAAP Financial Measures,” and reconciliation to net cash provided by operating activities is provided in the tables section of this press release).

Fiscal 2018 Outlook and Guidance

Based on results for the nine months ended March 31, 2018 and management’s current expectations for the remainder of fiscal 2018, and the realization of previously disclosed underlying assumptions, the company has narrowed and adjusted guidance as follows.

•	The company is raising its consolidated revenue range to $1.612 billion-to-$1.649 billion, with the anticipated increase in Supply Chain Services revenue expected to offset the downward revision in Performance Services revenue.

•	The guidance range for Supply Chain Services revenue has been increased to $1.259 billion-to-$1.289 billion, driven by raised expectations of 18% to 22% growth in products revenue, and reaffirmed expectations of 13% to 17% growth in net administrative fees revenue, comprised of mid-single digit growth in the company’s legacy GPO business augmented by contributions from Innovatix and Essensa.

•	The Performance Services revenue guidance range has been reduced to $353.0 million-to-$360.0 million, due to lack of growth in the ambulatory regulatory reporting business in the fiscal-third quarter, and the ongoing slow-growth environment and regulatory uncertainty impacting the current fiscal year. The new range projects expected year-over-year growth of 0% to 2%.

•	The Non-GAAP adjusted EBITDA range has been narrowed to a range of $532.0 million to $537.0 million, reflecting projected year-over-year growth of 6% to 7%.

•	The guidance range for non-GAAP adjusted fully distributed earnings per share has been narrowed to a range of $2.24 to $2.28, indicating year-over-year growth expectations of 19% to 21%.

Premier, Inc. FY’18 Q3 Results

Fiscal 2018 Financial Guidance *

Premier, Inc. adjusts full-year fiscal 2018 financial guidance, as follows:

(in millions, except per share data)	Current* FY 2018	% YoY Increase	Previous FY 2018
Net Revenue:
Supply Chain Services segment	$1,259.0 - $1,289.0	14% - 17%	$1,200.0 - $1,266.0
Performance Services segment	$353.0 - $360.0	0% - 2%	$364.0 - $382.0

Total Net Revenue	$1,612.0 - $1,649.0	11% - 13%	$1,564.0 - $1,648.0

Non-GAAP adjusted EBITDA	$532.0 - $537.0	6% - 7%	$532.0 - $557.0

Non-GAAP adjusted fully distributed EPS	$2.24 - $2.28	19% - 21%	$2.24 - $2.37

*	The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is due to two primary reasons:

•	Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the number of shares of Class B stock outstanding and change in stock price between quarters, which the company cannot predict, control or reasonably estimate.

•	Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common stock and corresponding Class B units into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange shares on a quarterly basis, and the company has the discretion to settle any exchanged shares for Class A common stock, cash, or a combination thereof, neither of which can be predicted, controlled or reasonably estimated at this time.

Fiscal 2019 Stock Repurchase Program Authorization

On May 4, 2018, the company’s board of directors approved the repurchase of up to $250 million of the company’s Class A common stock during fiscal 2019 through open market purchases or privately negotiated transactions. In order to initiate the repurchase program, Premier expects to execute the necessary agreements and documentation with one or more financial institutions during the next open trading window under the company’s insider trading policy, scheduled to occur shortly after the fiscal 2018 third-quarter earnings call on May 7, 2018. There can be no assurance as to when or whether the repurchase program will be ultimately initiated or regarding number of shares of Class A common stock, if any, purchased under the program. The company will provide additional details regarding the repurchase program, if adopted and initiated, in future filings with the SEC.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, May 7, 2018, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 3477807. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page for at least 90 days following the webcast.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,900 U.S. hospitals and health systems and approximately 150,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to

Premier, Inc. FY’18 Q3 Results

co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Use and Definitions of Non-GAAP Financial Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Non-recurring items are income or expenses or other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include certain strategic and financial restructuring expenses.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate. We define adjusted fully distributed earnings per share as adjusted fully distributed net income divided by diluted weighted average shares. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items, and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on the disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of

Premier, Inc. FY’18 Q3 Results

each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as net cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

Readers are urged to review the reconciliation of these non-GAAP financial measures included at the end of this release. To properly and prudently evaluate our business, readers are encouraged to review the financial tables included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to expected financial performance, growth trends and market uncertainty in our Supply Chain and Performance Services business segments and their respective business units, the impact and length of the lower utilization and patient volume trends and regulatory uncertainty and our ability to manage through these issues, expected financial contributions from our acquired businesses, the statements related to fiscal 2018 outlook and guidance and the assumptions underlying such guidance, and Premier’s plans with respect to the repurchase program, including the possibility that the repurchase program is not adopted, the expected size of the repurchase program, or the possible suspension of or discontinuance of the repurchase program once adopted are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential

Premier, Inc. FY’18 Q3 Results

factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2017, as well as the Form 10-Q for the quarter ended March 31, 2018, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts

Investor relations contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’18 Q3 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net revenue:
Net administrative fees	$161,612	$143,915	$471,946	$398,962
Other services and support	97,492	97,756	274,357	265,974

Services	259,104	241,671	746,303	664,936
Products	166,234	138,132	480,997	386,639

Net revenue	425,338	379,803	1,227,300	1,051,575
Cost of revenue:
Services	47,037	47,319	141,228	134,865
Products	156,511	129,929	454,222	356,900

Cost of revenue	203,548	177,248	595,450	491,765

Gross profit	221,790	202,555	631,850	559,810
Other operating income:
Remeasurement of tax receivable agreement liabilities	—	—	177,174	5,722

Other operating income	—	—	177,174	5,722

Operating expenses:
Selling, general and administrative	109,007	108,668	331,948	302,555
Research and development	292	755	1,105	2,328
Amortization of purchased intangible assets	13,881	14,080	41,597	34,440

Operating expenses	123,180	123,503	374,650	339,323

Operating income	98,610	79,052	434,374	226,209

Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	—	204,833
Equity in net income (loss) of unconsolidated affiliates	(4,939)	83	570	14,789
Interest and investment loss, net	(1,236)	(2,017)	(4,239)	(3,026)
Loss on disposal of long-lived assets	(5)	(725)	(1,725)	(2,243)
Other income (expense)	(2,593)	2,260	(14,486)	3,135

Other income (expense), net	(8,773)	(399)	(19,880)	217,488

Income before income taxes	89,837	78,653	414,494	443,697
Income tax expense	13,288	7,315	257,560	68,080

Net income	76,549	71,338	156,934	375,617
Net income attributable to non-controlling interest in Premier LP	(53,047)	(51,433)	(154,142)	(282,207)
Adjustment of redeemable limited partners’ capital to redemption amount	(127,039)	(100,506)	511,301	296,566

Net income (loss) attributable to stockholders	$(103,537)	$(80,601)	$514,093	$389,976

Calculation of GAAP Earnings (Loss) per Share

Numerator for basic earnings (loss) per share:
Net income (loss) attributable to stockholders	$(103,537)	$(80,601)	$514,093	$389,976

Numerator for diluted earnings (loss) per share:
Net income (loss) attributable to stockholders	$(103,537)	$(80,601)	$514,093	$389,976
Adjustment of redeemable limited partners’ capital to redemption amount	—	—	(511,301)	(296,566)
Net income attributable to non-controlling interest in Premier LP	—	—	154,142	282,207

Net income (loss)	(103,537)	(80,601)	156,934	375,617
Tax effect on Premier, Inc. net income	—	—	(272,822)	(61,303)

Adjusted net income (loss)	$(103,537)	$(80,601)	$(115,888)	$314,314

Denominator for basic earnings (loss) per share:
Weighted average shares	53,529	50,525	53,885	49,051

Denominator for diluted earnings (loss) per share:
Weighted average shares	53,529	50,525	53,885	49,051
Effect of dilutive stock based awards	—	—	551	446
Class B shares outstanding	—	—	83,818	91,875

Weighted average shares and assumed conversions	53,529	50,525	138,254	141,372

Basic earnings (loss) per share	$(1.93)	$(1.60)	$9.54	$7.95
Diluted earnings (loss) per share	$(1.93)	$(1.60)	$(0.84)	$2.22

Premier, Inc. FY’18 Q3 Results

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2018	June 30, 2017
Assets
Cash and cash equivalents	$149,410	$156,735
Accounts receivable (net of $2,149 and $1,812 allowance for doubtful accounts, respectively)	174,092	159,745
Inventory	57,230	50,426
Prepaid expenses and other current assets	24,374	35,164
Due from related parties	491	6,742

Total current assets	405,597	408,812
Property and equipment (net of $282,678 and $236,460 accumulated depreciation, respectively)	198,853	187,365
Intangible assets (net of $139,802 and $99,198 accumulated amortization, respectively)	335,948	377,962
Goodwill	906,545	906,545
Deferred income tax assets	306,738	482,484
Deferred compensation plan assets	43,267	41,518
Investments in unconsolidated affiliates	93,448	92,879
Other assets	4,241	10,271

Total assets	$2,294,637	$2,507,836

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$43,708	$42,815
Accrued expenses	69,094	55,857
Revenue share obligations	75,341	72,078
Limited partners’ distribution payable	13,157	24,951
Accrued compensation and benefits	52,857	53,506
Deferred revenue	44,534	44,443
Current portion of tax receivable agreements	17,925	17,925
Current portion of long-term debt	200,255	227,993
Other liabilities	7,044	32,019

Total current liabilities	523,915	571,587
Long-term debt, less current portion	6,962	6,279
Tax receivable agreements, less current portion	232,783	321,796
Deferred compensation plan obligations	43,267	41,518
Deferred tax liabilities	33,787	48,227
Other liabilities	56,456	42,099

Total liabilities	897,170	1,031,506

Redeemable limited partners’ capital	2,532,731	3,138,583
Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 57,352,698 shares issued and 51,940,576 shares outstanding at March 31, 2018 and 51,943,281 shares issued and outstanding at June 30, 2017	574	519
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 80,978,267 and 87,298,888 shares issued and outstanding at March 31, 2018 and June 30, 2017, respectively	—	—
Treasury stock, at cost; 5,412,122 shares	(170,274)	—
Additional paid-in-capital	—	—
Accumulated deficit	(965,564)	(1,662,772)
Accumulated other comprehensive loss	—	—

Total stockholders’ deficit	(1,135,264)	(1,662,253)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$2,294,637	$2,507,836

Premier, Inc. FY’18 Q3 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2018	2017
Operating activities
Net income	$156,934	$375,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,998	77,758
Equity in net income of unconsolidated affiliates	(570)	(14,789)
Deferred income taxes	243,550	45,961
Stock-based compensation	24,930	19,125
Remeasurement of tax receivable agreement liabilities	(177,174)	(2,954)
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	(204,833)
Loss on disposal of long-lived assets	1,725	2,243
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(3,558)	7,037
Other assets	378	405
Inventories	(6,804)	(14,693)
Accounts payable, accrued expenses, and other current liabilities	9,690	(11,082)
Long-term liabilities	1,336	(1,221)
Loss on FFF put and call rights	18,674	86
Other operating activities	6,625	(4,449)

Net cash provided by operating activities	369,734	274,211

Investing activities
Purchases of property and equipment	(65,260)	(51,892)
Proceeds from sale of marketable securities	—	48,013
Acquisition of Innovatix, LLC and Essensa Ventures, LLC, net of cash acquired	—	(319,717)
Acquisition of Acro Pharmaceuticals, net of cash acquired	—	(64,500)
Investments in unconsolidated affiliates	—	(65,660)
Distributions received on equity investments in unconsolidated affiliates	—	6,550
Other investing activities	—	25

Net cash used in investing activities	(65,260)	(447,181)

Financing activities
Payments made on notes payable	(7,997)	(3,336)
Proceeds from credit facility	30,000	425,000
Payments on credit facility	(50,000)	(57,500)
Proceeds from exercise of stock options under equity incentive plan	3,615	3,322
Proceeds from issuance of Class A common stock under stock purchase plan	1,388	1,256
Repurchase of vested restricted units for employee tax-withholding	(5,916)	(17,678)
Settlement of exchange of Class B units by member owners	—	(123,330)
Distributions to limited partners of Premier LP	(66,098)	(67,363)
Repurchase of Class A common stock (held as treasury stock)	(200,129)	—
Earn-out liability payment to GNYHA Holdings	(16,662)	—

Net cash provided by (used in) financing activities	(311,799)	160,371

Net decrease in cash and cash equivalents	(7,325)	(12,599)
Cash and cash equivalents at beginning of year	156,735	248,817

Cash and cash equivalents at end of period	$149,410	$236,218

Premier, Inc. FY’18 Q3 Results

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$163,219	$135,847	$369,734	$274,211
Purchases of property and equipment	(26,638)	(17,567)	(65,260)	(51,892)
Distributions to limited partners of Premier LP	(20,395)	(22,733)	(66,098)	(67,363)

Non-GAAP Free Cash Flow	$116,186	$95,547	$238,376	$154,956

Premier, Inc. FY’18 Q3 Results

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net income	$76,549	$71,338	$156,934	$375,617
Interest and investment loss, net	1,236	2,017	4,239	3,026
Income tax expense	13,288	7,315	257,560	68,080
Depreciation and amortization	18,584	15,102	52,401	43,318
Amortization of purchased intangible assets	13,881	14,080	41,597	34,440

EBITDA	123,538	109,852	512,731	524,481
Stock-based compensation	7,333	7,157	25,241	19,476
Acquisition related expenses	1,540	4,330	6,312	11,483
Strategic and financial restructuring expenses	1,648	—	1,652	—
Remeasurement of tax receivable agreement liabilities	—	2,768	(177,174)	(2,954)
ERP implementation expenses	40	215	531	1,741
Acquisition related adjustment - revenue	65	11,765	257	17,729
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	—	(204,833)
Loss on disposal of long-lived assets	5	725	1,725	2,243
Loss (gain) on FFF put and call rights	3,067	(88)	18,674	86
Impairment on investments	5,002	—	5,002	—
Other expense	1	—	—	54

Adjusted EBITDA	$142,239	$136,724	$394,951	$369,506

Income before income taxes	$89,837	$78,653	$414,494	$443,697
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	—	(204,833)
Equity in net loss (income) of unconsolidated affiliates	4,939	(83)	(570)	(14,789)
Interest and investment loss, net	1,236	2,017	4,239	3,026
Loss on disposal of long-lived assets	5	725	1,725	2,243
Other expense (income)	2,593	(2,260)	14,486	(3,135)

Operating income	98,610	79,052	434,374	226,209
Depreciation and amortization	18,584	15,102	52,401	43,318
Amortization of purchased intangible assets	13,881	14,080	41,597	34,440
Stock-based compensation	7,333	7,157	25,241	19,476
Acquisition related expenses	1,540	4,330	6,312	11,483
Strategic and financial restructuring expenses	1,648	—	1,652	—
Remeasurement of tax receivable agreement liabilities	—	2,768	(177,174)	(2,954)
ERP implementation expenses	40	215	531	1,741
Acquisition related adjustment - revenue	65	11,765	257	17,729
Equity in net income (loss) of unconsolidated affiliates	(4,939)	83	570	14,789
Impairment on investments	5,002	—	5,002	—
Deferred compensation plan income (expense)	(112)	1,675	3,004	2,778
Other income	587	497	1,184	497

Adjusted EBITDA	$142,239	$136,724	$394,951	$369,506

Segment Adjusted EBITDA:
Supply Chain Services	$135,265	$127,898	$392,930	$364,224
Performance Services	36,715	36,535	85,865	87,449
Corporate	(29,741)	(27,709)	(83,844)	(82,167)

Adjusted EBITDA	$142,239	$136,724	$394,951	$369,506

Net income (loss) attributable to stockholders	$(103,537)	$(80,601)	$514,093	$389,976
Adjustment of redeemable partners’ capital to redemption amount	127,039	100,506	(511,301)	(296,566)
Net income attributable to non-controlling interest in Premier LP	53,047	51,433	154,142	282,207
Income tax expense	13,288	7,315	257,560	68,080
Amortization of purchased intangible assets	13,881	14,080	41,597	34,440
Stock-based compensation	7,333	7,157	25,241	19,476
Acquisition related expenses	1,540	4,330	6,312	11,483
Strategic and financial restructuring expenses	1,648	—	1,652	—
Remeasurement of tax receivable agreement liabilities	—	2,768	(177,174)	(2,954)
ERP implementation expenses	40	215	531	1,741
Acquisition related adjustment - revenue	65	11,765	257	17,729
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	—	(204,833)
Loss on disposal of long-lived assets	5	725	1,725	2,243
Loss (gain) on FFF put and call rights	3,067	(88)	18,674	86
Impairment on investments	5,002	—	5,002	—
Other expense	1	—	—	54

Non-GAAP adjusted fully distributed income before income taxes	122,419	119,605	338,311	323,162
Income tax expense on fully distributed income before income taxes	31,829	46,646	116,027	126,033

Non-GAAP Adjusted Fully Distributed Net Income	$90,590	$72,959	$222,284	$197,129

Premier, Inc. FY’18 Q3 Results

Supplemental Financial Information

Reconciliation of GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net income (loss) attributable to stockholders	$(103,537)	$(80,601)	$514,093	$389,976
Adjustment of redeemable partners’ capital to redemption amount	127,039	100,506	(511,301)	(296,566)
Net income attributable to non-controlling interest in Premier LP	53,047	51,433	154,142	282,207
Income tax expense	13,288	7,315	257,560	68,080
Amortization of purchased intangible assets	13,881	14,080	41,597	34,440
Stock-based compensation	7,333	7,157	25,241	19,476
Acquisition related expenses	1,540	4,330	6,312	11,483
Strategic and financial restructuring expenses	1,648	—	1,652	—
Remeasurement of tax receivable agreement liabilities	—	2,768	(177,174)	(2,954)
ERP implementation expenses	40	215	531	1,741
Acquisition related adjustment - revenue	65	11,765	257	17,729
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	—	(204,833)
Loss on disposal of long-lived assets	5	725	1,725	2,243
Loss (gain) on FFF put and call rights	3,067	(88)	18,674	86
Impairment on investments	5,002	—	5,002	—
Other expense	1	—	—	54

Non-GAAP adjusted fully distributed income before income taxes	122,419	119,605	338,311	323,162
Income tax expense on fully distributed income before income taxes	31,829	46,646	116,027	126,033

Non-GAAP Adjusted Fully Distributed Net Income	$90,590	$72,959	$222,284	$197,129

Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	53,529	50,525	53,885	49,051
Potentially dilutive shares	547	465	551	446
Conversion of Class B common units	81,394	88,892	83,818	91,875

Weighted average fully distributed shares outstanding - diluted	135,470	139,882	138,254	141,372

GAAP earnings (loss) per share	$(1.93)	$(1.60)	$9.54	$7.95
Adjustment of redeemable limited partners’ capital to redemption amount	2.37	2.00	(9.49)	(6.05)
Net income attributable to non-controlling interest in Premier LP	0.99	1.02	2.86	5.75
Income tax expense	0.25	0.14	4.78	1.39
Amortization of purchased intangible assets	0.26	0.28	0.77	0.70
Stock-based compensation	0.14	0.14	0.47	0.40
Acquisition related expenses	0.03	0.09	0.12	0.23
Strategic and financial restructuring expenses	0.03	—	0.03	—
Remeasurement of tax receivable agreement liabilities	—	0.05	(3.29)	(0.06)
ERP implementation expenses	—	—	0.01	0.04
Acquisition related adjustment - revenue	—	0.23	—	0.36
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	—	(4.18)
Loss on disposal of long-lived assets	—	0.01	0.03	0.05
Loss (gain) on FFF put and call rights	0.06	—	0.35	—
Impairment on investments	0.09	—	0.09	—
Impact of corporation taxes	(0.60)	(0.92)	(2.14)	(2.57)
Impact of dilutive shares	(1.02)	(0.92)	(2.52)	(2.62)

Non-GAAP EPS on Adjusted Fully Distributed Net Income	$0.67	$0.52	$1.61	$1.39

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